               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    THE COOPER COMPANIES
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                                                               February 20, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Cooper Companies, Inc. (the 'Company') scheduled to be held on March 25, 1997, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY at 10:00 a.m. The Notice of Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope accompany this letter, as does a copy of the Company's Annual Report for the fiscal year ended October 31, 1996.

     At the Annual Meeting, stockholders will be asked to elect a Board of eight directors to serve for the forthcoming year. A biographical description of each of the eight nominees is set forth in the section of the Proxy Statement entitled 'Election of Directors.' Stockholders will also be asked to ratify the Board's appointment of the Company's auditors for fiscal 1997.

     I hope you will have the opportunity to join us at the Annual Meeting. Whether or not you plan to attend, please COMPLETE, SIGN, DATE and MAIL the enclosed proxy card as soon as possible, so that your shares may be represented at the Annual Meeting.

                                          Sincerely,
                                          /s/ ALLAN E. RUBENSTEIN, M.D.
                                          ALLAN E. RUBENSTEIN, M.D.
                                          Chairman of the Board of Directors

                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                              PLEASANTON, CA 94588
                              TEL: (510) 460-3600

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

To the Stockholders of
THE COOPER COMPANIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of The Cooper Companies, Inc., a Delaware corporation (the 'Company'), will be held on March 25, 1997, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, at 10:00 a.m., for the purpose of considering and acting upon the following:

          1. The election of a Board of eight directors.

          2. The ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1997.

          3. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on February 14, 1997 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 1996.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please COMPLETE, SIGN and DATE the enclosed proxy card and MAIL it promptly in the enclosed postage paid envelope.

                                          By Order of the Board of Directors

                                          /s/ CAROL R. KAUFMAN
                                          CAROL R. KAUFMAN
                                          Secretary

Dated: February 20, 1997

                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                              PLEASANTON, CA 94588
                               ------------------
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 25, 1997
                               ------------------

INFORMATION REGARDING PROXIES

     The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the 'Company') for use at the Annual Meeting of Stockholders to be held on March 25, 1997 at the New York Marriott East Side, 525 Lexington Avenue, New York, NY at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 20, 1997.

     When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. If a proxy card is properly executed but no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the nominees for director as shown on the form of proxy card, and FOR the ratification of the appointment of KPMG Peat Marwick LLP to be the Company's independent certified public accountants for the fiscal year ending October 31, 1997. The Board of Directors does not know of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote thereon in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile or personal interview. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $10,000 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OUTSTANDING STOCK AND VOTING RIGHTS

     As of the close of business on February 14, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 11,680,144 shares of the Company's common stock, $.10 par value per share (the 'Common Stock'), each of which is entitled to one vote at the Annual Meeting. Under the Company's By-laws and Delaware law, shares represented by proxies that reflect abstentions or 'broker non-votes' (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by the favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposal to ratify the appointment of the Company's independent certified public accountants requires the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to this proposal will have the same effect as votes against it. Shares represented by proxies that reflect broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of this proposal and will not have any effect on the outcome of such matter.

                     PROPOSAL 1  --  ELECTION OF DIRECTORS

     The Company's By-laws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors, which has fixed the number of directors to be elected at the 1997 Annual Meeting at eight, each of these directors to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors recommends that each of the nominees for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board of Directors does not expect that any nominee will be unavailable for election or unable to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate.

THE NOMINEES

     Seven of the Board's eight nominees for election as director currently serve on the Board of Directors. Two of such directors, Donald Press and Steven Rosenberg, were nominated at the request of the Company's largest stockholder, Cooper Life Sciences, Inc. ('CLS'), pursuant to the terms of a settlement agreement dated June 14, 1993 between the Company and CLS. A third, Moses Marx, served as a director nominated at CLS' request pursuant to such agreement until October 31, 1996, at which time the number of directors that CLS was entitled to designate was reduced to two, and the Board (other than Messrs. Marx, Press and Rosenberg) determined that Mr. Marx continue to serve thereafter as a non-CLS designated director. For information with respect to that settlement agreement and certain contractual rights of CLS pertaining to the composition of the Board of Directors, see 'Certain Relationships and Related Transactions -- Agreement with CLS.'

     The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                                                                           YEAR
                                                                                                         COMMENCED
                                                                                                          SERVING
                                                                                                            AS
                                                                                                             A
                                                                                                         DIRECTOR
                                  NAME, PRINCIPAL OCCUPATION                                              OF THE
                                    AND OTHER DIRECTORSHIPS                                       AGE     COMPANY
-----------------------------------------------------------------------------------------------   ---    ---------
A. Thomas Bender...............................................................................   58        1994
     Mr.  Bender was elected President and Chief Executive  Officer of the Company in May 1995.
      He had been serving as the Chief Operating Officer of the Company since August 1994,  and as Executive Vice President since March 1994. He served as Acting Chief Operating Officer of  the Company from March 1994 to August  1994, and as Senior Vice President, Operations
      from October 1992 to February 1994. He  continues to serve as President of  CooperVision,
      Inc.,  the Company's  contact lens subsidiary,  a position  he has held  since June 1991.
      Between 1966 and June 1991, Mr. Bender held  a variety of positions at Allergan, Inc.  (a manufacturer  of eye and skin care  products), including Corporate Senior Vice President, and President and Chief Operating Officer of Allergan's Herbert Laboratories, Dermatology
      Division.

Michael H. Kalkstein...........................................................................   54        1992
     Mr. Kalkstein has been  a partner in the  law firm of Graham  & James LLP since  September
      1994. He was a partner in the law firm of Berliner   Cohen from 1983 through August 1994.
      He  has been  on the Board  of Trustees of  Opera San Jose  since 1984 and  served as its
      President from 1992 to 1994. Mr. Kalkstein was a member of the Mayor's Task Force on Arts
      2020 in San Jose, California  and a member of the  Governor of California's Specialk  For
      Force to implement the Agricultural Labor Relations Act.

                                                                                                           YEAR
                                                                                                         COMMENCED
                                                                                                          SERVING
                                                                                                            AS
                                                                                                             A
                                                                                                         DIRECTOR
                                  NAME, PRINCIPAL OCCUPATION                                              OF THE
                                    AND OTHER DIRECTORSHIPS                                       AGE     COMPANY
-----------------------------------------------------------------------------------------------   ---    ---------
Moses Marx.....................................................................................   61        1995
     Mr.  Marx has been  a general partner  in United Equities  Company (a securities brokerage firm) since  1954  and  a general  partner  in  United Equities  Commodities  Company  (a commodities  brokerage  firm)  since  1972.  He is  also  President  of  Momar  Corp. (an investment company). Mr. Marx is a director of CLS and of BioTechnology General Corp.  (a developer  and  manufacturer  of biotechnology  products).  He previously  served  on the
      Company's Board of Directors from September 1989 to September 1991.

Donald Press...................................................................................   63        1993
     Mr. Press has served as the Executive Vice President of Broadway Management Co., Inc.  (an
      owner  and manager of commercial office buildings) since 1981. Mr. Press, an attorney, is also a principal in Donald Press, P.C. (a  law firm) located in New York City. Mr.  Press is  a director  of Components  Specialties, Inc.  (an electronics  company), Graham-Field
      Health Products, Inc. (a healthcare company) and Branford Savings Bank.

Steven Rosenberg...............................................................................   48        1993
     Mr. Rosenberg has served  as Acting Chairman of  the Board of CLS  since May 1995, and  as
      Vice  President, Finance and  Chief Financial Officer  of CLS since  1990. From September
      1987 through April 1990, Mr. Rosenberg served as President and Chief Executive Officer of
      Scomel Industries Inc. (an international  marketing and consulting group). Mr.  Rosenberg is a director of CLS.

Allan E. Rubenstein, M.D.......................................................................   52        1992
     Dr.  Rubenstein has served as the  Chairman of the Board of  Directors since July 1994; he served as Acting Chairman of the Board from April 1993 through June 1994. He is President of MTC  Imaging Services,  Inc.  (a medical  imaging company,  founded  by him  in  1981, providing  radiologic equipment to hospitals and  physicians' offices). Dr. Rubenstein is certified by the American Board of Psychiatry  and Neurology and by the American  Society
      for  Neuroimaging. He has been on the faculty of the Department of Neurology at Mt. Sinai
      School of Medicine in New York City since 1976, and currently is Associate Professor  and
      Director of the Mt. Sinai Neurofibromatosis Research and Treatment Center. Dr. Rubenstein
      has  authored two  books on  neurofibromatosis and is  Medical Director  for the National
      Neurofibromatosis Foundation.

Robert S. Weiss................................................................................   50        1996
     Mr. Weiss has served as the Executive Vice President of the Company since October 1995. He has been  the Treasurer  and Chief  Financial Officer  of the  Company since  1989.  From
      October  1992 until October 1995, he was also a Senior Vice President; from March 1984 to
      October 1992 he served as a Vice President, and from 1984 through July 1990 he served  as
      Corporate  Controller. From January 1977 until March  1984 he held a variety of financial positions at Cooper Laboratories, Inc. (the Company's former parent).

Stanley Zinberg, M.D...........................................................................   62       --
     Dr.  Zinberg  has  been  nominated  to  serve  on  the  Board  of  Directors.  He  is   an
      obstetrician-gynecologist  who has been Director of  Practice Activities for the American
      College of Obstetricians and  Gynecologists since January 1994.  From 1981 until 1993  he served as Chief, Obstetrics and Gynecology of New York Downtown Hospital, where from 1990 through  1992 he also served as President of the  Medical Staff and a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology.

     There are no family relationships between any of the Company's current directors or executive officers or the Board's proposed nominees.

BOARD COMMITTEES, MEETINGS AND COMPENSATION

     The Company currently has four active committees of the Board:

          (i) The Audit and Finance Committee advises and makes recommendations to the Board of Directors concerning (a) the appointment of independent certified public accountants for the Company, (b) matters relating to the activities of the independent certified public accountants and (c) the financial, investment and accounting procedures and practices followed by the Company. The members are Messrs. Rosenberg, Press and Mark A. Filler (a current director not standing for re-election).

          (ii) The Compensation/Long Term Incentive Plan Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers and senior management, the granting of awards under the Company's 1988 Long Term Incentive Plan (the 'LTIP') and the Company's other incentive plans. The members are Messrs. Kalkstein, Filler, Press and Dr. Rubenstein.

          (iii) The Management Committee consults with and oversees the activities of the Chief Executive Officer. In addition, the members of the Committee meet with key operating personnel at quarterly Operations Meetings. The members are Dr. Rubenstein and Messrs. Filler and Press.

          (iv) The Nominating Committee selects individuals to be nominated for election to the Company's Board of Directors. The members are Dr. Rubenstein and Messrs. Marx and Kalkstein. The Nominating Committee will consider suggestions from stockholders for nominees for election as directors at the 1998 Annual Meetif sqf such recommendations are made in accordance with the procedure described below under 'Stockholder Nominations and Proposals.'

     During the fiscal year ended October 31, 1996, the Board met seven times and acted once by unanimous written consent, the Audit and Finance Committee met twice and the Compensation/Long Term Incentive Plan Committee met twelve times. Members of the Management Committee met with members of senior management three times.

     For a description of compensation paid to directors, see 'Executive Compensation -- Compensation of Directors.'

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information regarding the current executive officers of the Company who are not also directors:

                NAME                   AGE                        OFFICE
------------------------------------   ---   -------------------------------------------------
Gregory A. Fryling..................   42    Vice President, Business Development, President
                                               of CooperVision Pharmaceuticals, Inc.
Carol R. Kaufman....................   47    Vice President of Legal Affairs, Secretary and
                                               Chief Administrative Officer
Nicholas J. Pichotta................   52    President and Chief Executive Officer of
                                               CooperSurgical, Inc.
Mark R. Russell.....................   47    President and Chief Executive Officer of Hospital
                                               Group of America, Inc.
Stephen C. Whiteford................   56    Vice President and Corporate Controller

     Gregory A. Fryling has served as Vice President, Business Development since January 1993 and has been serving as President of CooperVision Pharmaceuticals, Inc. since May 1994. He has been an officer of various subsidiaries of the Company including Vice President and Controller of The Cooper Healthcare Group from January 1990 through December 1992 and Vice President and Controller of CooperVision from October 1988 through December 1989. He also served as Vice President and Controller of Cooper Life Sciences, Inc. ('CLS') (then, a manufacturer of surgical laser and ultrasonic devices) from September 1986 to September 1988.

     Carol R. Kaufman has served as Vice President and Chief Administrative Officer since October 1995 and was elected Vice President of Legal Affairs in March 1996. From January 1989 through September 1995, she served as Vice President, Secretary, and Chief Administrative Officer of Cooper Development Company

('CDC') (a healthcare and consumer products company), a former affiliate of the Company; from June 1985 through January 1989 she served as Vice President of Cooper & Company, CDC's mergers and acquisitions subsidiary. From October 1971 until June 1985 she held a variety of offices at Cooper Laboratories, Inc. (the Company's former parent).

     Nicholas J. Pichotta has served as President and Chief Executive Officer of CooperSurgical, Inc. since September 1992. He served as Vice President of the Company from December 1992 to May 1993 and as Vice President, Corporate Development-Healthcare from December 1991 to December 1992 and as President of CooperVision from November 1990 to June 1991. He has served in a number of other positions since joining the Company in January 1989. From May to October 1988 he was Managing Director of Heraeus LaserSonics and from December 1986 to May 1988 he served as President of the Surgical Laser Division of CLS.

     Mark R. Russell has served as the President and Chief Executive Officer of Hospital Group of America, Inc. since June 1993 and served as Executive Vice President and Chief Operating Officer from January 1987 (through the time of its acquisition by the Company in May 1992) until June 1993. From May 1986 to January 1987 he served as Senior Vice President and Chief Operating Officer of Nu-Med Psychiatric and from February 1981 to May 1986, he served as Senior Vice President and Chief Operating Officer of the Kennedy Health Care Foundation (the parent organization for a diversified healthcare services company).

     Stephen C. Whiteford has served as Vice President and Corporate Controller since July 1992. He served as Assistant Corporate Controller from March 1988 to July 1992, as International Controller from August 1986 to February 1988 and as Vice President and Controller of CooperVision Ophthalmic Products from June 1985 to August 1986. From July 1975 to June 1985 he held a variety of financial positions at Cooper Laboratories, Inc. (the Company's former parent) and its subsidiaries.

     There is no family relationship between any of the above-named officers or between any such officer and any director of the Company.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires the Company's executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the Securities and Exchange Commission (the 'SEC'), The New York Stock Exchange, Inc. and the Pacific Stock Exchange Incorporated. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten-percent stockholders.

     Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met, except that B. Norris Battin failed to file a monthly report covering two transactions occurring prior to his designation by the Board as an executive officer for Section 16(a) reporting purposes, but did report the transactions in his year-end report on Form 5, which was timely filed.

SECURITIES HELD BY MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

                                                                                  COMMON STOCK
                                                                            BENEFICIALLY OWNED AS OF
                                                                                JANUARY 31, 1997
                                                                           --------------------------
                                                                            NUMBER         PERCENTAGE
                        NAME OF BENEFICIAL OWNER                           OF SHARES       OF SHARES
------------------------------------------------------------------------   ---------       ----------

A. Thomas Bender........................................................    124,146(1)       1.0%
Mark A. Filler..........................................................      8,470(2)        *
Michael H. Kalkstein....................................................     12,203(2)        *
Carol R. Kaufman........................................................     13,333(3)        *
Moses Marx..............................................................    421,706(2)(4)    3.5%
Nicholas J. Pichotta....................................................     12,407(5)        *
Donald Press............................................................     14,904(2)(6)     *
Steven Rosenberg........................................................      8,370(2)        *
Allan E. Rubenstein.....................................................      6,295(7)        *
Mark R. Russell.........................................................     22,187(8)        *
Robert S. Weiss.........................................................    120,750(9)       1.0%
All current directors and executive officers as a group (13 persons)....    813,507(10)      6.7%

------------------

* Less than 1%.

 (1) Includes 1,852 shares as to which Mr. Bender has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, and 66,666 shares which could be acquired upon the exercise of presently exercisable stock options.

 (2) Includes 521 shares which each of Messrs. Filler, Kalkstein, Marx, Press and Rosenberg purchased pursuant to the 1996 Long Term Incentive Plan for Non-Employee Directors (the '1996 LTIP'). Each Non-Employee Director has sole voting power with respect to those 521 shares, however disposition is restricted pursuant to the terms of the 1996 LTIP. Also includes 5,000 shares which each of them could acquire upon the exercise of presently exercisable stock options.

 (3) Includes 10,000 shares which Ms. Kaufman could acquire upon the exercise of presently exercisable stock options.

 (4) Includes 243,666 shares which could be acquired upon conversion (at the rate of $15.00 per share) of $3,655,000 principal amount of the Company's 10 5/8% Convertible Subordinated Reset Debentures due 2005 (the 'Convertible Debentures') owned directly by Mr. Marx. Does not include 1,963,233 shares of Common Stock owned by CLS. See 'Principal Securityholders' and 'Certain Relationships and Related Transactions -- Agreements and Transactions with CLS.' Mr. Marx is a director of CLS and also the majority stockholder of that company.

 (5) Includes 1,852 shares as to which Mr. Pichotta has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, and 5,000 shares which Mr. Pichotta could acquire upon the exercise of presently exercisable stock options.

 (6) Includes 1,200 shares which could be acquired upon conversion (at the rate of $15.00 per share) of $18,000 principal amount of Convertible Debentures owned directly by Mr. Press or held in a trust for which he serves as the trustee.

 (7) Includes 651 shares which Dr. Rubenstein purchased in January 1997 pursuant to the terms of the 1996 LTIP. Dr. Rubenstein has sole voting power with respect to those shares, however disposition is restricted pursuant to the terms of the 1996 LTIP.

 (8) Includes 1,852 shares as to which Mr. Russell has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, and 12,280 shares which Mr. Russell could acquire upon the exercise of presently exercisable stock options.

 (9) Includes 5,556 shares as to which Mr. Weiss has sole voting power but as to which disposition is restricted pursuant to the terms of the LTIP, 2,554 shares held on account for him under the Company's 401(k) Savings Plan and 28,334 shares which Mr. Weiss could acquire upon the exercise of presently exercisable stock options.

(10) See Notes (1) through (9) for details with respect to such ownership.

PRINCIPAL SECURITYHOLDERS

     The following table sets forth information regarding ownership of outstanding shares of the Company's Common Stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

                                                                                COMMON STOCK
                                                                             BENEFICIALLY OWNED
                                                                           AS OF FEBRUARY 4, 1997
                                                                          -------------------------
                                                                           NUMBER        PERCENTAGE
                       NAME OF BENEFICIAL OWNER                           OF SHARES      OF SHARES
-----------------------------------------------------------------------   ---------      ----------

Cooper Life Sciences, Inc. ............................................   1,732,533(1)      14.83%
  160 Broadway, 1st Floor
  New York, NY 10128

------------------

(1) Reported as of February 4, 1997 in Amendment #10 to its Form 13D filed on February 10, 1997.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The table below shows compensation paid in or with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for fiscal 1996, and to each of the persons who were, for the fiscal year ended October 31, 1996, the four other most highly compensated executive officers of the Company or its subsidiaries.

                                                                                LONG TERM COMPENSATION
                                                                        --------------------------------------
                                                                                  AWARDS
                                          ANNUAL COMPENSATION           ---------------------------   PAYOUTS
                                   ----------------------------------   RESTRICTED      SECURITIES    --------
   NAME AND PRINCIPAL                                    OTHER ANNUAL     STOCK         UNDERLYING      LTIP      ALL OTHER
        POSITION            YEAR    SALARY     BONUS     COMPENSATION     AWARDS       OPTIONS/SARS   PAYOUTS    COMPENSATION
-------------------------   ----   --------   --------   ------------   ----------     ------------   --------   ------------
A. Thomas Bender (1) ....   1996   $317,810   $230,412          -0-      $ 26,608(3)      199,111     $ 64,763     $  1,800(4)
  President and Chief       1995   $300,000   $187,500          -0-      $ 36,114          36,111     $ 34,444     $    900(4)
  Executive Officer         1994   $243,583   $150,413          -0-      $ 16,000          33,334     $ 17,778     $    524(4)

Carol R. Kaufman (2) ....   1996   $160,000   $ 92,800          -0-           -0-           8,000          -0-     $    587(6)
  Vice President of Legal   1995   $ 11,574        -0-          -0-           -0-          10,000          -0-     $    200(5)
  Affairs, Secretary and    1994        -0-        -0-          -0-           -0-             -0-          -0-          -0-
  Chief Administrative
  Officer

Nicholas J. Pichotta ....   1996   $190,000   $ 98,800          -0-      $ 26,608(3)       10,000     $ 64,763     $  1,016(6)
  President and CEO of      1995   $190,000   $ 95,000          -0-      $ 36,114           5,000     $ 34,444     $  1,006(6)
  CooperSurgical, Inc.      1994   $190,000   $ 39,817          -0-      $ 16,000             -0-     $ 17,778     $  1,006(6)

Mark R. Russell .........   1996   $250,000   $176,400          -0-      $ 26,608(3)       10,000     $ 64,763     $ 49,842(6)(7)
  President and CEO of      1995   $250,000   $ 23,750          -0-      $ 36,114           5,000     $ 34,444     $  1,766(6)
  Hospital Group of         1994   $249,828   $117,418          -0-      $ 16,000             -0-     $ 17,778     $  1,118(6)
  America, Inc.

Robert S. Weiss .........   1996   $227,700   $132,066          -0-      $ 79,853(8)      127,000          -0-     $  1,235(6)
  Executive Vice            1995   $218,500   $109,250          -0-      $108,332          15,000     $103,333     $    786(6)
  President, Treasurer      1994   $217,271   $115,482     $ 16,875      $ 48,000          13,334     $ 53,333     $    786(6)
  and CFO

------------------

(1) Mr. Bender assumed the positions of President and Chief Executive Officer in May 1995. Prior thereto, he served as Executive Vice President and Chief Operating Officer.

(2) Ms. Kaufman assumed the position of Vice President and Chief Administrative Officer in October, 1995. She became Vice President of Legal Affairs and Secretary in March 1996.

(3) As of October 31, 1996, each of Messrs. Bender, Pichotta and Russell owned 1,852 shares of restricted stock, the aggregate fair market value of which was $81,257. Restrictions will be removed from these shares on August 30, 1997, assuming Mr. Bender, Mr. Pichotta and Mr. Russell, respectively, are employees of the Company at that time. Those shares are eligible to receive any dividends paid by the Company prior to the removal of restrictions therefrom. For each of Messrs. Bender, Pichotta and Russell restrictions were removed from 3,703 shares on May 25, 1996 and from 1,852 shares on August 30, 1996.

(4) Consists of income associated with life insurance coverage.

(5) Consists of a $200 contribution by the Company to a 401(k) account.

(6) Consists of a $200 contribution by the Company to a 401(k) account and income associated with life insurance coverage.

(7) Includes $48,076 paid for accrued vacation.

(8) As of October 31, 1996, Mr. Weiss owned 5,556 shares of restricted stock with a fair market value of $81,257. Restrictions will be removed from these shares on August 30, 1997, assuming Mr. Weiss is an employee of the Company at that time. Those shares are eligible to receive any dividends paid by the Company prior to the removal of restrictions therefrom. Restrictions were removed from 11,111 shares on May 25, 1996 and from 5,555 shares on August 30, 1996.

             OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 1996(1)

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                PERCENT OF                                          AT ASSUMED ANNUAL RATES
                                               TOTAL OPTIONS                                      OF STOCK PRICE APPRECIATION
                                                GRANTED TO                                            FOR OPTION TERM (5)
                                   OPTIONS     EMPLOYEES IN     EXERCISE PRICE    EXPIRATION    -------------------------------
             NAME                  GRANTED      FISCAL YEAR       PER SHARE          DATE          5%($)              10%($)
-------------------------------   ---------    -------------    --------------    ----------    ------------       ------------
A. Thomas Bender...............      20,000(1)       4.53%          $14.50         10/27/06     $    182,379       $    462,185
                                     30,000(2)       6.80%          $16.00         07/08/06     $     88,077       $    424,568
                                     54,000(2)      12.24%          $20.00         07/08/06     $          0       $          0
                                     54,000(2)      12.24%          $26.00         07/08/06     $          0       $          0
                                     30,000(2)       6.80%          $34.00         07/08/06     $          0       $          0
                                      2,778(3)       0.63%          $ 8.75         03/26/06     $     15,287       $     38,740
                                      2,778(3)       0.63%          $ 8.75         03/26/06     $     15,287       $     38,740
                                      2,778(3)       0.63%          $ 8.75         03/26/06     $     15,287       $     38,740
                                      2,777(3)       0.63%          $ 8.75         03/26/06     $     15,281       $     38,726
Carol R. Kaufman...............       8,000(1)       1.81%          $14.50         10/27/06     $     72,952       $    184,874
Nicholas J. Pichotta...........      10,000(1)       2.27%          $14.50         10/27/06     $     91,190       $    231,093
Mark R. Russell................      10,000(1)       2.27%          $14.50         10/27/06     $     91,190       $    231,093
Robert S. Weiss................      15,000(1)       3.40%          $14.50         10/27/06     $    136,785       $    346,639
                                     20,000(4)       4.53%          $16.00         07/08/06     $     58,718       $    283,045
                                     36,000(4)       8.16%          $20.00         07/08/06     $          0       $          0
                                     36,000(4)       8.16%          $26.00         07/08/06     $          0       $          0
                                     20,000(4)       4.53%          $34.00         07/08/06     $          0       $          0
All Stockholders as a Group....         N/A           N/A              N/A              N/A     $124,829,911(6)    $316,343,503(6)

------------------

(1) The option shall become exercisable when the average of the closing prices of a share of the Company's Common Stock on the New York Stock Exchange during any 30 consecutive calendar days following the date of grant equals $17.40, if the option holder is employed by the Company on that date. Furthermore, if any portion of the option has not become exercisable by July 27, 2006, it shall become exercisable on that date regardless of the price of the Company's Common Stock, provided the option holder is still an employee of the Company.

(2) For Mr. Bender's 168,000 share options to become potentially exercisable (to 'vest'), the Company's Common Stock must reach the level specified as the 'Exercise Price' prior to or on the specified option deadline date (the 'Option Deadline Date') and, for the 30 calendar day period commencing on that date the average Fair Market Value of a share must equal or exceed the option's Exercise Price. The first day of any 30 day period is considered the Target Achievement Date for that particular group of options. Options with respect to 30,000 shares have an exercise price of $16.00 and an Option Deadline Date of December 31, 1996. Options with respect to 54,000 shares have an exercise price of $20.00 and an Option Deadline Date of December 31, 1997. Options with respect to 54,000 shares have an exercise price of $26.00 and an Option Deadline Date of December 31, 1998. Options with respect to 30,000 shares have an exercise price of $34.00 and an Option Deadline Date of December 31, 1999. The Target Achievement Date with respect to the first 30,000 shares was reached on December 10, 1996 and such options vested on January 8, 1997. All shares included in this option which have vested shall become exercisable on the earlier of (a) the second anniversary of the Target Achievement Date or (b) the first day after the Target Achievement Date as of which Mr. Bender's employment has been terminated by the Company 'without cause,' by Mr. Bender for 'good reason' (as each of such terms is defined in Mr. Bender's employment agreement), or by reason of Mr. Bender's death or disability. No option shall be exercisable after July 8, 2006.

(3) For Mr. Bender's 11,111 share option to become exercisable, two tests must be met simultaneously: (a) Mr. Bender must remain as the Chief Executive Officer of the Company and (b) the price of the Company's Common Stock shall have reached a specified level. Specifically, 7,406 shares of the 11,111 share option became exercisable immediately, 927 shares became exercisable on December 11, 1996 and 2,778 shares will become exercisable on March 26, 1997, assuming that Mr. Bender continues to serve as the Company's Chief Executive Officer. Despite the foregoing, before any portion of the option can be exercised, the Average Price (as defined in the Option Agreement) of a share of the Company's Common Stock must equal or exceed $4.50 per share with respect to the first 3,703 shares available for purchase under the option, $9.00 per share with respect to the second 3,703 shares and $15.00 per share with respect to the last 3,705 shares. During the period of April 1, 2001 through September 26, 2006, assuming no previous forfeiture of the option, any portion of the option which has not yet become exercisable shall become exercisable if the Average Price of a share of the Company's Common Stock equals or exceeds $30.00. If any portion of the option has not become exercisable by September 27, 2005 and the option has not previously been forfeited, it shall become exercisable on that date. Vesting could be accelerated upon the occurrence of certain events relating to a change in control of the Company. As of December 11, 1996 all Average Price targets had been met.

(4) For Mr. Weiss' 112,000 share options to become potentially exercisable (to 'vest'), the Company's Common Stock must reach the level specified as the 'Exercise Price' prior to or on the specified option deadline date (the 'Option Deadline Date') and, for the 30 calendar day period commencing on that date the average Fair Market Value of a share must equal or exceed the option's Exercise Price. The first day of any 30 day period is considered the Target Achievement Date for that particular group of options. Options with respect to 20,000 shares have an exercise price of $16.00 and an Option Deadline Date of December 31, 1996. Options with respect to 36,000 shares have an exercise price of $20.00 and an Option Deadline Date of December 31, 1997. Options with respect to 36,000 shares have an exercise price of $26.00 and an Option Deadline Date of December 31, 1998. Options with respect to 20,000 shares have an exercise price of $34.00 and an Option Deadline Date of December 31, 1999. The Target Achievement Date with respect to the first 20,000 shares was reached on December 10, 1996 and such options vested on January 8, 1997. All shares included in this option which have vested shall become exercisable on the earlier of (a) the second anniversary of the Target Achievement Date or (b) the first day after the Target Achievement Date as of which Mr. Weiss' employment has been terminated by the Company 'without cause,' by Mr. Weiss for 'good reason' (as each of such terms is defined in Mr. Weiss' employment agreement), or by reason of Mr. Weiss' death or disability. No option shall be exercisable after July 8, 2006.

(5) The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's Common Stock. Stockholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company's Common Stock appreciates, which would benefit all stockholders commensurately.

(6) Assumes a base market capitalization of $198,490,980, computed on the basis of the number of shares outstanding and the average of the high and the low trading price of the Company's Common Stock on December 31, 1996.

                AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED
               OCTOBER 31, 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                              SHARES ACQUIRED                      OPTIONS AT FISCAL YEAR END        FISCAL YEAR END
           NAME                 ON EXERCISE      VALUE REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
---------------------------   ---------------    --------------    ---------------------------   ------------------------

A. Thomas Bender...........         -0-                -0-               62,035/206,521             $556,688/$184,055
Carol R. Kaufman...........         -0-                -0-                10,000/8,000                $69,350/$1,000
Nicholas J. Pichotta.......         -0-                -0-                5,000/10,000                $38,725/$1,250
Mark R. Russell............         -0-                -0-                12,280/10,000              $132,965/$1,250
Robert S. Weiss............         -0-                -0-               25,001/133,667              $162,477/$48,177

RETIREMENT INCOME PLAN

     The Company's Retirement Income Plan was adopted in December 1983. All employees of the Company and certain of its subsidiaries who work at least 1,000 hours per year are covered by the plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

     The estimated annual benefits payable under this plan upon retirement (at the normal retirement age of 65) for Messrs. Bender, Pichotta, Weiss and Ms. Kaufman are approximately $21,000, $36,000, $53,000, and $35,000, respectively. Mr. Russell is not a participant in the plan.

CONTRACTS

     The Company is a party to employment agreements with Nicholas J. Pichotta, and Robert S. Weiss. CooperVision, Inc., one of the Company's subsidiaries, is a party to an agreement with A. Thomas Bender. Hospital Group of America, Inc., another subsidiary, is a party to an agreement with Mark R. Russell. Each agreement provides that employment shall continue until terminated, except the agreement relating to Mr. Russell, which expires on July 1, 1998. Compensation paid pursuant thereto and awards under the Company's LTIP are set forth in the foregoing tables. Subject to the amendments described below with respect to Mr. Bender, if (i) the Company or relevant subsidiary terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change in Control (as each term is defined in the relevant agreement), the Company or the relevant subsidiary will pay Mr. Bender 200% and each of Messrs. Russell and Weiss 150% of his annual base salary (such percentage to be reduced to 100% for Mr. Weiss if the termination arises out of a Change in Control) and will pay Mr. Pichotta 100% of his annual base salary (except that in certain circumstances following a Change in Control such payment could increase to 150% of his annual base salary). In addition, Messrs. Bender, Pichotta and Weiss would continue to participate in the Company's or the relevant subsidiary's various insurance plans for a period of up to 24 months, 24 months and 18 months, respectively, and to receive a pro-rata share of any amounts that would have been payable to him under the Company's Incentive Payment Plan (or any comparable plan then in effect) based on the number of months he served during the fiscal year in which the termination occurs. Each of those individuals would also become fully vested in all benefits due under the Retirement Income Plan. The agreement between the Company and Mr. Weiss has been guaranteed by CooperVision, Inc.

     In March 1994 and May 1995, Mr. Bender's employment agreement was amended in connection with his assumption of additional responsibilities. Information relating to Mr. Bender's salary, bonus and grant of a stock option under the Company's LTIP is set forth in the foregoing tables. In addition, the amendments provide for Mr. Bender to receive an additional grant under the LTIP in March 1997, of options to purchase up to 11,111 shares of the Company's Common Stock at 100% of the then current fair market value of such shares, provided he is still serving as the Company's Chief Executive Officer. The agreement further provides that if Mr. Bender is asked, at any time, to relinquish the position of Chief Executive Officer of the Company, such relinquishment will not entitle Mr. Bender to terminate his employment for Good Reason and will not constitute a termination under the agreement so long as Mr. Bender remains in the position of President of CooperVision, Inc.

     Under the Company's LTIP, upon the occurrence of a Change in Control or upon the occurrence of a Potential Change in Control (as such terms are defined in the LTIP), restrictions will be removed from restricted shares, options will become exercisable and, unless otherwise determined by the Compensation/LTIP Committee of the Board of Directors prior to any Change in Control, the value of all outstanding stock options will be cashed out on the basis of the Change in Control Price (as defined in the LTIP) as of the date such Change in Control or Potential Change in Control is determined to have occurred. On January 16, 1995, the Board of Directors amended the LTIP to provide that, with certain exceptions, the occurrence of a Change in Control or a Potential Change in Control would have no effect on any awards made under the LTIP subsequent to December 19, 1994.

     Messrs. Bender, Pichotta, Russell and Weiss are participants in the Company's Turn-Around Incentive Plan ('TIP'), a plan adopted in May 1993 to recognize the special efforts of certain individuals in guiding the Company through certain difficulties that existed at that time related to the Company's then capital structure and its former ownership of companies that manufactured and distributed breast implants. In May 1994 participants received an aggregate payment of cash and shares of restricted stock from which all restrictions were removed in May 1996. In August 1995 participants received an additional payment of cash and shares of restricted stock. Restrictions from one half of these shares were removed in August 1996 and the restrictions on the balance of the shares will be removed in August 1997. All provisions of the TIP have been met and all required payments have been made to the participants.

COMPENSATION OF DIRECTORS

     Employees of the Company who are also directors receive no additional compensation. Each director who is not also an employee of the Company (a 'Non-Employee Director') receives a stipend of $22,500 per annum, unless such director is Chairman of the Board, in which case the stipend is $28,125 per annum. Each Non-Employee Director serving as a chairman of a committee of the Board receives an additional stipend of $1,000 per annum. Each Non-Employee Director receives meeting fees ranging from $125 to $1,000 per meeting, depending on duration, and up to $1,000 per day for other days substantially spent on affairs of the Company.

     In addition, in each November commencing with November 1995, each Non-Employee Director receives restricted stock having a fair market value (determined according to a formula contained in the 1996 LTIP) of $7,500 ($9,375 in the case of a Non-Employee Chairman of the Board) and an option to purchase shares of stock, with an exercise price equal to the fair market value of the Common Stock of the Company on the date of grant. The option granted in November 1995 entitled each Non-Employee Director to purchase up to 5,000 shares of the Company's Common Stock (6,250 shares in the case of the Non-Employee Chairman of the Board). Future option grants will entitle recipients to purchase up to 3,333 shares of the Company's Common Stock (4,167 shares in the case of a Non-Employee Chairman of the Board). Restrictions will generally not be removed from the restricted stock until its fair market value appreciates 20% from the date of grant or five years have passed; the options generally will not become exercisable until the fair market value of the Common Stock appreciates 30% from the date of grant or five years have elapsed from the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kalkstein is a partner in a law firm which has provided legal services to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     In accordance with the rules and regulations of the SEC, the following report of the Compensation/Long Term Incentive Plan Committee (the 'Committee') and the performance graph appearing immediately thereafter shall not be deemed to be 'soliciting material' or to be 'filed' with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

SCOPE OF THE COMMITTEE; MEMBERS

     The Committee is composed of four outside directors: Dr. Rubenstein and Messrs. Filler, Kalkstein and Press.

     The charter of the Committee provides that the Committee will review and approve all aspects of the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers, all salaries and salary increases for executives whose annual base salary is $150,000 or greater and all agreements providing for the payment of benefits following a change in control of the Company or severance following a termination of employment. The charter also calls for the Committee to review and approve the terms of each incentive compensation and bonus program in effect and the aggregate amounts which can be awarded thereunder each year. The members of the Committee also administer the Company's LTIP.

EXECUTIVE COMPENSATION FOR FISCAL 1996

     In accordance with the charter established by the Committee, the Committee articulated its philosophy governing the determination of compensation for executive officers. That philosophy recognizes the need to honor existing employment agreements and also expresses the belief that executives should be compensated at competitive levels which will serve to attract and retain talented employees. Inherent in the formulation of the compensation philosophy was a recognition of the difficulty of retaining employees when the Company was dealing with serious legal and financial problems, and when traditional performance-based compensation methods offered few incentives. As the Company's legal problems subsided, huge losses were stemmed and the

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Company  returned   to   profitability,   renewed   emphasis   was   placed   on
performance-based compensation. Such emphasis will continue in the future.

     In keeping with the goal of enhancing the Company's profitability and building long-term stockholder value, the Company's long-term compensation programs are designed to reward the growth of stockholder value through improved stock market performance, as well as to reward long-term service to the Company. The value of awards under such plans is primarily dependent upon increases in the price of the Company's Common Stock over a period of up to ten years. Generally, the plans require employees to remain employed by the Company throughout the period in order to receive their awards.

     The level of annual compensation for individual executive officers is based upon a number of factors. The Committee took into account a combination of the individual executive officer's performance and the performance of the Company and the individual business for which such person was responsible, the scope of such person's responsibility, and the current compensation package in place for that officer. The Committee also reviewed compensation surveys and other published compensation data covering the healthcare industry, and industry in general, to assess whether the salary ranges in place for its executive officers are competitive. Increases in an executive's annual base salary are dependent on such person's performance, company-wide or a particular subsidiary's financial results and on general levels of wage and price inflation.

     In making awards under the 1996 Incentive Payment Plan (the 'IPP'), primary consideration was given to the performance of the Company or the subsidiary for which the executive officer worked. Participation levels under the Company's 1996 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate structure, modified to reflect the recommendations of the Company's Chief Executive Officer. IPP awards are paid with respect to each fiscal year when the operating businesses, or the parent Company, as a consolidated entity (depending upon the executive's employer) meet specified performance targets. In fiscal 1996, performance targets for executives employed by an operating subsidiary were tied to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the parent Company, performance targets were tied to the attainment of certain levels of consolidated net income and cash flow. In addition, a portion of each individual's award can be granted on a discretionary basis by his or her division head or the Chief Executive Officer, or in the case of the five most highly paid members of management, by the Committee, following an assessment of each individual's performance.

     Long term incentive rewards are made under the Company's LTIP, based on recommendations submitted to the Committee by the Company's Chief Executive
Officer. In fiscal 1996, awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The future value of these options is directly linked to increases in the price of the Company's Common Stock, thereby linking long-term compensation to increased stockholder value and continuing service to the Company.

     In keeping with the Committee's philosophy of linking executive rewards to the enhancement of long-term stockholder value and the desire to ensure the retention of key senior executives, the Committee approved a special grant of performance-based stock options to the Company's President/Chief Executive Officer and its Executive Vice President/Chief Financial Officer. These grants were issued in recognition of their significant achievements in returning the Company to profitability and financial health and to reinforce management's focus on the long-term success of the organization. This special grant is designed to reward successful efforts by these two key executives in achieving exceptional profitability for the Company as reflected in increased share value and to provide rewards to these executives only to the extent they are successful in achieving a significant increase in the market value of the Company within narrowly defined time periods and conditioned on continued employment. The Committee worked with a nationally recognized compensation and benefits consulting firm to ensure the design would effectively link superior rewards with extraordinary performance. The exercise price for these special options was set at a significant premium above the market value of the Company's Common Stock at date of grant ($11.75 at July 9, 1996), ensuring no gain is provided to these executives unless and until they are successful at raising the stock price to the stipulated hurdles and further enhancing the price thereafter. These options are granted in four tranches, each of which is triggered only if the targeted price is attained within the allotted time frame. Once the targeted stock price is reached, the average trading price must equal or exceed the target price for a period of 30 consecutive calendar days thereafter and the corresponding options become exercisable two years hence, subject to certain restrictions on each recipient's continued employment. If the

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aggressive  stock price goal  is not achieved within  the designated time frame, the stock options corresponding to that tranche are subject to complete forfeiture. The Committee believes this unique grant serves to further align the interests of the Company's senior management with the interests of stockholders and reflects the Company's emphasis on continued financial success.

CEO COMPENSATION FOR FISCAL 1996

     Mr. Bender assumed the position of President and Chief Executive Officer of the Company in May 1995. Prior to that time, Mr. Bender held the positions of Executive Vice President and Chief Operating Officer. Mr. Bender has also served as the President of CooperVision, Inc. since 1991, and he continues to serve in such capacity.

     Mr. Bender's $317,810 base salary, which took effect on November 1, 1995, represented his salary for serving as the Company's President and CEO and for serving as the President of CooperVision.

     Mr. Bender's 1996 bonus consisted of $230,412 paid under the IPP. Mr. Bender was eligible to participate in the IPP at a level equal to 50% of the $317,810 salary paid to him in fiscal 1996, with such level subject to increase in the event that certain specified financial targets were exceeded. The determination of Mr. Bender's actual IPP payment depended upon both the Company's ability to meet targeted income and cash flow levels and on the Committee's discretion. Income and cash flow in fiscal 1996 each exceeded the Company's budget by more than 33%, thereby entitling Mr. Bender to a bonus of $158,905 based solely on the Company's financial performance. An additional $71,507 was awarded to Mr. Bender by the Committee under the discretionary component of the IPP based on its belief that Mr. Bender's performance in fiscal 1996 contributed to significant growth in market value of the Company, an overall improvement in each of the Company's operations, particularly CooperVision, and the achievement of a successful corporate reorganization. The market capitalization of the Company improved 147% from approximately $68 million at October 31, 1995 to approximately $168 million at October 31, 1996.

TAX CONSIDERATIONS

     The Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and does not anticipate that the compensation of any executive officer during 1997 will exceed the limits for deductibility. In structuring the Company's compensation programs and determining a policy for future periods, the Committee would expect to consider all relevant factors, including the Company's strategic goals, taking into consideration competitive practice and market conditions, the Company's tax position and the materiality of the amounts likely to be involved.

            THE COMPENSATION AND LONG TERM INCENTIVE PLAN COMMITTEE
                                 MARK A. FILLER
                              MICHAEL H. KALKSTEIN
                                  DONALD PRESS
                           ALLAN E. RUBENSTEIN, M.D.

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


                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products & Supplies Index for the five-year period ended October 31, 1996. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 1991 and assumes that all dividends were reinvested. Although the Company has chosen the Standard & Poor's Medical Products & Supplies Index as containing companies whose businesses are most comparable to the Company's primary business segment, healthcare products, the companies included in such index (C. R. Bard Inc., Bausch & Lomb, Inc., Baxter International Inc., Becton, Dickinson & Co., Biomet, Inc., Boston Scientific Corp., Medtronic, Inc., St. Jude Medical, Inc. and United States Surgical Corp.) are all substantially larger than the Company and engaged in healthcare products and services businesses different from, or in addition to, the Company's healthcare products businesses.


                            RETURN TO SHAREHOLDERS
                           THE COOPER COMPANIES, INC.

                              [PERFORMANCE GRAPH]


                      1991      1992       1993       1994       1995       1996
    COOPER COMPANIES  100      43.995     21.982     84.002     62.660    153.317

       S&P 500 INDEX  100     109.928    126.292    131.179    165.755    205.574

S&P MEDICAL PRODUCTS  100      95.752     72.683     83.108    137.060    163.157



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  AGREEMENT WITH CLS

     On June 14, 1993, the Company entered into a Settlement Agreement with CLS (the 'Settlement Agreement') in order to resolve all then pending disputes with CLS and to avoid a costly and disruptive proxy fight, while continuing to maintain a Board of Directors, the majority of whose members are independent. Pursuant to the Settlement Agreement, among other things, the Company agreed to nominate and use its reasonable best efforts to cause, and CLS agreed to vote all shares of Common Stock of the Company owned by it in favor of, the election of a Board of Directors of the Company consisting of eight members, five of whom were designated by the Company (of which a majority would not be employees of the Company or employees, affiliates or significant stockholders of CLS), and three by CLS. Such agreements were to terminate on June 14, 1995, subject to earlier termination or extension under certain circumstances, and were later extended to, and

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expired on, October 31,  1996. Following such termination  and through June  12,
2002, pursuant to the Settlement Agreement, CLS continues to have the right that it had pursuant to a 1992 settlement agreement with the Company to designate two directors of the Company, so long as CLS continues to own at least 800,000 shares of Common Stock, or one director, so long as it continues to own at least 333,333 shares of Common Stock.

BUSINESS RELATIONSHIPS

     Michael H. Kalkstein, a director of the Company since April 1992, is a partner in the law firm of Graham & James LLP, which has been compensated for legal services rendered to the Company in fiscal 1996.

            PROPOSAL 2  --  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company and the financial statements of certain of its subsidiaries for the fiscal year ending October 31, 1997, such appointment to continue at the pleasure of the Board of Directors and to be subject to ratification by the stockholders. KPMG Peat Marwick LLP has served as auditors of the Company since the Company's incorporation in 1980. The stockholders are asked to ratify such appointment.

     The Board of Directors expects that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

                                RECOMMENDATIONS

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement, and FOR ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for fiscal 1997.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted in accordance with the directions indicated thereon or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

     All proposals of stockholders of the Company (other than for the election of directors) intended to be presented at the 1998 annual meeting of stockholders must be received by the Company no later than 60 days prior to the meeting date unless the Company gives less than 75 days notice of the meeting date, in which case they must be received by the Company no later than 15 days following the date on which the 1998 annual meeting of stockholders is noticed in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

     The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 1998 annual meeting of stockholders. For a stockholder to nominate any person for election as a director at the 1998 annual meeting of stockholders, the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the 1998 annual meeting of stockholders; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of such meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was

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made,  whichever first occurs. Such stockholder's  notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business or residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving notice, (i) the record name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures.

                                          By Order of the Board of Directors



                                          /s/ ALLAN E. RUBENSTEIN, M.D.
                                          ALLAN E. RUBENSTEIN, M.D.
                                          Chairman of the Board of Directors

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                                                    [Logo]
                                                    ----------------------------
                                                    NOTICE OF
                                                    ANNUAL MEETING
                                                    OF STOCKHOLDERS
                                                    AND
                                                    PROXY STATEMENT
                                                    ----------------------------

                                                    MEETING DATE
                                                    MARCH 25, 1997

                                  APPENDIX 1

                           THE COOPER COMPANIES, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 25, 1997
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, ROBERT S. WEISS and STEPHEN C. WHITEFORD, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The New York Marriott East Side, 525 Lexington Avenue, New York, NY, on March 25, 1997 at 10:00 a.m., eastern standard time, and at any adjournments thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.


          PLEASE MARK THE PROXY CARD, FILL IN THE DATE AND SIGN ON THE
           REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

A [X] Please mark your votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS ONE AND TWO

1. ELECTION OF EIGHT DIRECTORS.
   (check one box only)

FOR all nominees except as noted on the line below  [  ]

WITHHELD from all nominees  [   ]

(Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

___________________________________________

NOMINEES:
       A. Thomas Bender
       Michael H. Kalkstein
       Moses Marx
       Donald Press
       Steven Rosenberg
       Allan E. Rubenstein, M.D.
       Robert S. Weiss
       Stanley Zinberg, M.D.

2. Ratification of appointment of KPMG Peat Marwick LLP as independent certified public accountants of The Cooper Companies, Inc. for the fiscal year ending October 31, 1997.

FOR  [  ]   AGAINST  [  ]   ABSTAIN  [  ]

3. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above may become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE [ ]

SIGNATURE_____________________________  DATE___________________

SIGNATURE_____________________________  DATE___________________

NOTE: Please date this proxy and sign your name exactly as it appears herein. In the case of joint ownership, each joint owner should sign. If signing as an executor, trustee, guardian, attorney or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.